WRITTEN STATEMENT OF THE PRESIDENT AND
CHIEF EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SS.1350

        Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned President and Chief Executive Officer of Badger Paper Mills, Inc. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ronald E. Swanson
Ronald E. Swanson March 31, 2005